UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1061 ½ N. Spaulding Avenue, Los Angeles, CA 90046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 822-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

On February 14, 2008, Emvelco Corp. (the “Company”) entered into two subscription agreements pursuant to which it sold an aggregate of 300,000 shares of common stock of the Company at a purchase price of $1.00 per share for an aggregate purchase price of $300,000. The shares sold were “restricted securities”. The money raised from the sale of the Company’s shares will be used for working capital and business operations of the Company.

The Board of Directors of the Company has approved the sale of the common stock. The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the purchasers are accredited investor and/or qualified institutional buyer, the purchasers had access to information about the Company and its investment, the purchasers took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

Date: March 11, 2008 Los Angeles, California	By:	/s/ YOSSI ATTIA
Name: Yossi Attia Title: Chief Executive Officer